SurgalignTM TO add HOLOSURGICALTM, A revolutionary digital surgery platform. Changing the Game: Exhibit 99.2

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2019 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the risk of existing or potential litigation or regulatory action arising from the previously announced SEC and internal investigations and their findings; (ii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same; (iii) potential reputational damage that the Company has or may suffer as a result of the findings of the investigations; (iv) general worldwide economic conditions and related uncertainties; (v) the anticipated impact of the COVID-19 novel coronavirus pandemic and the Company’s attempts at mitigation; (vi) the failure by the Company to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; (vii) the reliability of our supply chain; (viii) our ability to meet obligations under our material agreements; (ix) the duration of decreased demand for our products; (x) whether or when the demand for procedures involving our products will increase; (xi) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (xii) our financial position and results, total revenue, product revenue, gross margin, and operations; (xiii) the possibility that the proposed acquisition of Holo Surgical Inc. will not be consummated, including as a result of the failure to obtain necessary antitrust approval or the failure of any of the conditions to the acquisition to be satisfied; (xiv) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the proposed acquisition, including the failure of Holo Surgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute Holo Surgical’s products; (xv) the failure to effectively integrate Holo Surgical’s operations with those of the Company; (xvi) the failure to retain key personnel of Holo Surgical; (xvii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the proposed acquisition; (xviii) the effect of the announcement of the transaction on relationships with customers, suppliers and other third parties; (xix) the diversion of management time and attention on the transaction and subsequent integration if the transaction is consummated; (xx) the effect and timing of changes in laws or in governmental regulations; (xxi) risks resulting from the Company’s reduced cash levels as a result of the recent redemption of Series A Convertible Preferred Stock; and (xii) other risks described in our public filings with the SEC. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at www.surgalign.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.

VISION RESOURCES TEAM What it takes to become a leader STRATEGY

Transaction Overview Surgalign believes the ARAI platform helps surgeons provide patient-specific solutions with advanced artificial intelligence based autonomous pre-operative and intra-operative capabilities, allowing them to perform better surgery and avoid many common complications. $125M Total consideration $30M CASH 12M EQUITY UP FRONT Up front cash payment funded with existing cash Expect to close in the 4th quarter ADDITIONAL Potential milestone payments $83M *Pending regulatory clearances

Strategic Agenda: Winning by improving patient outcomes Embracing and partnering with surgeon thought leaders Transformative, clinically validated innovation Differentiated core and biomaterials products Digital surgery

Establishes our commitment to digital surgery Provides a highly differentiated technology Serves as a catalyst to drive new revenue streams Enables improved patient outcomes STRATEGIC rationale

Digital surgical tech company Founded in 2015 Based in Chicago CO-FOUNDERS 3D visualization Data analytics Machine learning Augmented Reality and Artificial Intelligence technology platform. Engineers focused on artificial intelligence. +20 ARAI TM Kris Siemionow, MD, PhD Chief Executive Officer Christian Luciano, PhD Chief Technology Officer Paul Lewicki, PhD President

Lack of Data Analytics Lack of Knowledge of Anatomy Lack of 3D visualization Distracting workflow for surgeons Robots do not think or see and are based on outdated navigation technology ADDRESSING THE LIMITATIONS OF COMPUTER ASSISTED SURGERY & ROBOTICS

Keys To Digital Surgical Capability Automatic Image Processing/Segmentation Artificial Intelligence + Predictive Analytics Smart Instruments Digital Technology Integration Augmented Reality + Advanced Visualization 5

Scanning Segmentation Pedicle Isolation 3D View of Pedicle ARAI™ Technology Overview

Reasons for market to adopt ARAI™ Autonomous Anatomy Segmentation + Identification (system learned anatomy) Enables improved clinical outcomes + reduced surgical time Provides information to avoid wrong level surgery (#1 reason spine surgeons are sued) Autonomous patient specific surgical plan + patient specific implant selection Fits immediately into existing workflows while minimizing learning curve Will demonstrate reduced radiation exposure LEVERAGING TECHNOLOGY TO DRIVE ADOPTION

New Surgeon New Surgeon New Surgeon New Surgeon Digital Surgery Platform Sales + Professional Education research indicates >90% of surgeons surveyed indicate attraction to Holosurgical platform* DIGITAL SURGERY Retained Surgeon Retained Sales Team Retained Surgeon New Surgeon New Surgeon New Sales Team *Blinded survey commissioned by Surgalign

Commitment to the Promise of Digital Surgery to Improve Patient Outcomes Regulatory filing expected early 2021 Raises bar on digital surgery Enables implant pull through & surgeon engagement Creates new revenue streams Supports differentiation and scale TRANSACTION SUMMARY